UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017 (April 6, 2017)

SURGE COMPONENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27688	11-2602030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 East Jefryn Blvd., Deer Park, New York	11729
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 595-1818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2017, the board of directors (the “Board”) of Surge Components, Inc. (the “Company”) elected Peter Levy to the Board.

Mr. Levy, age 56, is a member of the law firm Mandelbaum Salsburg. From February 2012 to September 2015, Mr. Levy served as Chief Operating Officer, Executive Vice President and President of MYOS RENS Technology, Inc. (NASDAQ: MYOS). From October 2010 to January 2012, Mr. Levy served as Executive Vice President of Empire Sports and Entertainment Company, a promotional and entertainment firm focused on live events. From April 2010 to October 2010, he served as head of research and development for JMP Holdings, a real estate development firm maintaining a portfolio of retail, entertainment, sports, education, government projects, and residential properties. From January 1999 until April 2010, Mr. Levy was a partner and principal of Sobel & Co., LLC, Certified Public Accountants and Consultants, a regional CPA firm, where he was responsible for the firm's Sarbanes-Oxley practice, Strategic Planning, and the Corporate Integrity Unit. From March 1989 to January 1998, Mr. Levy worked at AT&T (NYSE:T), first as a technology attorney in the Computer Systems Business Unit, and subsequently as an attorney and Senior Attorney in the Consumer Business Unit and AT&T EasyLink Services, AT&T Internet Division. In 1992, he became the division head of AT&T Advanced Consumer Enterprises, AT&T's strategic planning group responsible for researching and developing new consumer services aligned with telecommunications. From August 1985 to February 1989, he served as an attorney with Rosenman Colin Freund Lewis and Cohen, a New York law firm. Mr. Levy graduated from Harvard University in 1982 with honors, and was a recipient of the John Harvard Scholarship for Academic Distinction. Mr. Levy graduated from Cornell Law School in 1985.

There are no family relationships between Mr. Levy and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Levy that are reportable pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE COMPONENTS, INC.

Date: April 7, 2017	By:	/s/ Ira Levy
Name: Ira Levy
Title: Chief Executive Officer

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